                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  February 18, 1997


                        UNIVERSAL OUTDOOR HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                     333-12457                36-3766705
           --------                     --------                 ----------
(STATE OR OTHER JURISDICTION          (COMMISSION              (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)       FILE NO.)           IDENTIFICATION NO.)


          321 NORTH CLARK STREET, SUITE 1010, CHICAGO, ILLINOIS  60610
                 REGISTRANT'S TELEPHONE NUMBER:  (312) 644-8673

ITEM 5.   OTHER EVENTS.

          The registrant filed the following press release on February 11, 1997:

NEWS
BULLETIN re:                       Universal Outdoor, Inc.
                                   321 North Clark Street
                                   Chicago, Illinois 60610
                                   (312) 644-8673
                                   Nasdaq: UOUT
FROM:
FRB
The Financial Relations Board, Inc.

For further information:
AT THE COMPANY:                    AT THE FINANCIAL RELATIONS BOARD, INC.:
Brian Clingen                      Jeff Wescott
Chief Financial Officer            General Information
(312) 644-8673                     (312) 266-7800


FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 11, 1997

                   UNIVERSAL OUTDOOR REPORTS YEAR-END RESULTS

Chicago, Illinois, February 11, 1997--Universal Outdoor, Inc. (Nasdaq: UOUT), today reported record net revenues of $31.3 million and $76.1 million for the fourth quarter and twelve (12) months ended December 1996, respectively, which represents increases of 255.7% and 123.2% over revenues of $8.8 million and $34.1 million for the same periods in 1995, respectively.

     Operating cash flow, defined as operating income before depreciation, amortization, and non-cash charges, was $15.0 million and $39.0 million for the fourth quarter and twelve (12) months ended 1996, respectively, compared to $4.4 million and $16.6 million for the fourth quarter and twelve months ended December 1995, respectively. This represents a 240.9% and 134.9% increase for the fourth quarter and twelve (12) months ended in 1995, respectively.

     The Company reported a net loss of $1.1 million and $9.2 million for the fourth quarter and twelve (12) months ended 1996 or $0.04 and $0.58 loss per common share, respectively before an extraordinary change related to the early redemption of debt. The Company reported a loss including the extraordinary change for the early redemption of debt of $25.2 million and $26.6 million for the fourth quarter and full year respectively. The net loss after extraordinary items was $26.2 million and $35.8 million for the fourth quarter and twelve (12) months ended 1996, or loss of $1.08 and $2.27 per common share for the same periods. Exclusive of non-recurring and extraordinary charges, the Company had full year net income of $1.5 million compared to the prior year's $3.7 million loss.

     The results reported above are unaudited and subject to change.

     Mr. Daniel L. Simon, Chief Executive Officer stated, "1996 was a significant year for Universal Outdoor. The Company has grown dramatically through three (3) major acquisitions. The Minneapolis and Jacksonville markets were added in April, 1996, followed by the Southeast markets acquired in the POA Acquisition which was completed in October. The Revere Acquisition completed in late December now adds a strong east coast presence. We look forward to continued growth in revenues for our new and existing markets based on improved advertising rates and occupancy levels of our signboards. Our recent success is consistent with the company's strategy of maximizing rates and occupancies and growth by acquiring additional display faces in new markets."

     The Company has also attached hereto certain unaudited pro forma financial information showing the effects of the aforementioned acquisitions.

     Universal Outdoor Holdings, Inc., is a leading outdoor advertising company and currently operates approximately 31,200 advertising display faces in 23 Midwestern, Southeastern and East Coast Markets.

                          -FINANCIAL HIGHLIGHTS FOLLOW-

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                                 AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                   (IN 000'S)
                                     ASSETS


                                                    December 31,   December 31,
                                                       1996           1995
                                                    ------------   ------------
CURRENT ASSETS                                      $     48,517   $      7,351

PROPERTY & EQUIPMENT                                     429,945         87,779
   Less Accumulated Depreciation                         (44,163)       (32,433)
                                                    ------------   ------------
     NET PROPERTY AND EQUIPMENT                          385,782         55,346

OTHER ASSETS

   Noncompete/Consulting agreements, act                   1,179          1,995

   Unamortized Finance and Acquisition Costs, net         22,900          5,113

   Goodwill                                              217,831            700

   Other Assets                                            5,091            545
                                                    ------------   ------------
     TOTAL OTHER ASSETS                                  247,001          8,353

          TOTAL OTHER ASSETS                        $    681,300   $     71,050
                                                    ------------   ------------
                                                    ------------   ------------

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                       30,353         $3,214

LONG TERM DEBT

   Long Term Debt                                        325,098         93,244

   Line of Credit                                         20,000          9,661

   N/P - Other                                             4,043          3,457
                                                    ------------   ------------
     TOTAL LONG TERM DEBT                                349,141       $106,362



   DEFERRED TAX LIABILITY                                 71,700              -

   OTHER LONG TERM LIABILITIES                               140              -

STOCKHOLDERS EQUITY

   Common stock                                            2,414              -

   Common stock warrants                                  11,500          2,500

   Additional paid-in capital                            294,332          1,451

   Accumulated deficit                                   (78,280)       (42,477)
                                                    ------------   ------------
     STOCKHOLDERS' EQUITY                                229,966        (38,526)

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $    681,300   $     71,050
                                                    ------------   ------------
                                                    ------------   ------------

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                       STATEMENT OF OPERATIONS (UNAUDITED)
                                DECEMBER 31, 1996
                                   (IN 000'S)

                                       For The Three Months Ended                  For The Year Ended

                                    December 31,        December 31,        December 31,        December 31,
                                       1996                1995                1996                1995
                                  ---------------     ---------------     ---------------     ---------------
REVENUES                          $       34,631      $        9,811      $       84,939      $       38,101

AGENCY COMMISSIONS                         3,375               1,013               8,801               3,953
                                  ---------------     ---------------     ---------------     ---------------
  NET REVENUES                            31,256               8,798              76,138              34,148

DIRECT COST OF REVENUES                   10,435               3,219              26,468              12,864
                                  ---------------     ---------------     ---------------     ---------------
  GROSS PROFIT                            20,821               5,579              49,670              21,284

OPERATING EXPENSE                          5,839               1,159              10,648               4,645

INCOME FROM OPERATIONS BEFORE
NONCASH CHARGES                           14,982               4,420              39,022              16,639

DEPRECIATION AND AMORTIZATION              9,079               2,015              18,286               7,402

COMPENSATION FOR
  COMMON STOCK WARRANTS                        -                   -               9,000                   -
                                  ---------------     ---------------     ---------------     ---------------
INCOME FROM OPERATIONS                     5,903               2,405              11,736               9,237

OTHER (INCOME) EXPENSE

  Interest expense, net                    7,247               3,295              19,567              12,894

  Miscellaneous                             (280)                  9               1,398                  46
                                  ---------------     ---------------     ---------------     ---------------
     TOTAL OTHER EXPENSES                  6,967               3,304              20,965              12,940
                                  ---------------     ---------------     ---------------     ---------------
LOSS BEFORE EXTRAORDINARY ITEM            (1,064)               (899)             (9,229)             (3,703)

EXTRAORDINARY LOSS ON EARLY

  RETIREMENT OF DEBT                     (25,174)                 -              (26,574)                  -
                                  ---------------     ---------------     ---------------     ---------------
  NET LOSS                          $    (26,238)        $      (899)         $  (35,803)          $  (3,703)
                                  ---------------     ---------------     ---------------     ---------------
LOSS PER SHARE BEFORE
  EXTRAORDINARY ITEM                $      (0.04)        $     (0.12)         $    (0.58)          $   (0.48)

EXTRAORDINARY LOSS PER SHARE        $      (1.03)        $         -          $    (1.68)          $       -

NET LOSS PER SHARE                  $      (1.08)        $     (0.12)         $    (2.27)          $   (0.49)

WEIGHTED AVERAGE COMMON AND
  EQUIVALENT SHARES OUTSTANDING           24,343               7,654              15,787               7,654

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
               SUMMARY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


The following sets forth summary unaudited combined pro forma financial information. The summary unaudited pro forma combined statement of operations for the year ended December 31, 1996 give effect to acquisitions from April 1996 to date. The summary unaudited pro forma financial information does not purport to present the actual financial position or results of operations of the Company had the acquisitions reflected therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The full unaudited pro forma financial statements including footnotes are contained in the Registration Statement the Company plans to file today in connection with an exchange offer for certain bonds issued pursuant to Rule 144A in December, 1996.


                                                             Pro Forma
                                                            Year Ended
                                                         December 31, 1996
                                                       ----------------------
                                                       (dollars in thousands)

Statement of Operations Data:
  Net revenues (1)                                      $  176,611
  Direct cost of revenues                                   69,988
  General and administrative expenses                       20,796
  Depreciation and amortization                             50,818
  Operating income                                          35,009
  Interest expense                                          44,235
  Other expense (income)                                     1,811
  Income (loss) before income taxes and                    (11,037)
  extraordinary items

Other data:
  Operating Cash Flow (2)                              $    85,827


                                                        December 31, 1996
                                                        -----------------
                                                        Pro Forma
Balance Sheet Data:                                     ---------
  Working capital                                       $   22,220
  Total assets                                             797,582
  Total long-term debt                                     461,641
  Common stockholders' equity                              233,484


(1)  Net revenues are gross revenues less agency commissions.
(2) "Operating Cash Flow" is operating income before depreciation and amortization and other noncash charges.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Universal Outdoor Holdings, Inc.


February 18, 1997                   /s/ Brian T. Clingen
                                   --------------------------------------------
                                   Brian T. Clingen
                                   Vice President and Chief Financial Officer












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